UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2018

Oracle Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35992	54-2185193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California 94065

(Address of principal executive offices) (Zip Code)

(650) 506-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Oracle Corporation (the “Board”) unanimously elected Charles (Wick) Moorman IV and William G. Parrett to serve as directors, effective as of May 9, 2018. It is anticipated that Mr. Moorman and Mr. Parrett will each join committees of the Board in the future.

Mr. Moorman and Mr. Parrett will each receive an automatic annual equity grant of restricted stock units (“RSUs”) for non-employee directors on May 31, 2018. The RSUs will vest on the first anniversary of the date of grant. Mr. Moorman and Mr. Parrett will also receive the standard cash compensation for our non-employee directors.

Mr. Moorman and Mr. Parrett have entered into our standard form of indemnification agreement pursuant to which we will indemnify each director for certain actions taken in the capacity as a director.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release — Oracle Names Charles W. Moorman IV and William G. Parrett to the Board of Directors, dated May 11, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: May 11, 2018	By:	/s/ Brian S. Higgins
Name: Brian S. Higgins Title: Vice President, Associate General Counsel and Secretary